EXHIBIT 10.1.26

                        AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment  Agreement (the  "Amendment") is entered into as of
October  25,  2003,  by  and  between  Beacon  Power  Corporation,   a  Delaware
corporation (the "Company"), and Matthew Lazarewicz (the "Executive").

WHEREAS, the Company and Executive are entering into this Amendment to the Employment Agreement (the "Agreement") dated as of May 6, 2002 between them in order to extend the duration of the Agreement by six months, NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1 of the Agreement is hereby amended in its entirety to read as follows:

"Section 1. Term. This Agreement shall be effective for a term commencing on October 25, 2002 (provided the Executive is an employee of the Company on that date), and continuing until April 25, 2004, unless earlier terminated pursuant to Section 9. The period of the Executive's employment hereunder is referred to as the "Employment Period"."

2. Section 9(c) of the Agreement is amended in its entirety to read as follows:

"(c) Continuation /Nonrenewal. Unless this Agreement has been otherwise terminated before April 24, 2004, the Company and the Executive agree to discuss in good faith the possible continuation of the Executive's employment, commencing six months prior to April 24, 2004. If the Company fails to offer the Executive a new employment agreement, with at least equivalent material terms to this Agreement, by April 24, 2004 and in fact the Executive ceases to be an employee of the company following April 24, 2004, the Company shall pay the Executive a monthly amount until April 24, 2005, equal to the sum of one-twelve of the Executive's Base Salary in effect at the expiration of the Agreement plus one-twelve of the Executive's bonus for the most recent fiscal year of the Company, in accordance with the Company's regular payroll practices, less applicable holdings required by law. In the event the Executive and the Company do not sign a new employment agreement by April 24, 2004 but the Executive's employment with the Company continues on an at-will basis past that date by terminates for any reason before April 24, 2005, payment of the foregoing monthly amount will commence after such termination and continue only until April 24, 2005. If the at-will employment continues after April 24, 2005 but then terminates, no such monthly amount will be paid."

3.   In all other respects, the Agreement shall remain unamended.

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument as of the date first above written.

  EXECUTIVE                                  BEACON POWER CORPORATION
  /s/Matthew Lazarewicz
  ----------------------                     -----------------------
  Matthew Lazarewicz